Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Planet 13 Holdings Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2025, as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), each of undersigned Robert Groesbeck, Co-Chief Executive Officer of the Company, undersigned Larry Scheffler, Co-Chief Executive Officer of the Company, and undersigned Stephen McLean, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2025

/s/ Robert Groesbeck

Robert Groesbeck

Co-Chief Executive Officer

(Principal Executive Officer)

Date: August 13, 2025

/s/ Larry Scheffler

Larry Scheffler

Co-Chief Executive Officer

(Principal Executive Officer)

Date: August 13, 2025

/s/ Stephen McLean

Stephen McLean

Interim Chief Financial Officer

(Principal Financial and Accounting Officer)